LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$2,036,679,000 (Approximate) STRUCTURED ASSET INVESTMENT LOAN TRUST, SERIES 2006-BNC3 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 5% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch/DBRS)
A1(4)	782,799,000	1M LIBOR	2.10	1-101	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A2(5)	516,935,000	1M LIBOR	0.86	1-22	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A3(5)	240,313,000	1M LIBOR	2.94	22-67	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A4(5)	84,139,000	1M LIBOR	7.33	67-101	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
M1	154,685,000	1M LIBOR	4.16	42-72	13.75	TBD	9/25/2036	AA/Aa2/AA/AA
M2	46,405,000	1M LIBOR	7.62	72-101	11.50	TBD	9/25/2036	AA-/Aa3/AA-/AA(low)
M3	35,062,000	1M LIBOR	4.79	41-101	9.80	TBD	9/25/2036	A+/A1/A+/A(high)
M4	35,062,000	1M LIBOR	4.76	40-101	8.10	TBD	9/25/2036	A/A2/A/A
M5	31,968,000	1M LIBOR	4.73	39-101	6.55	TBD	9/25/2036	A-/A3/A-/A(low)
M6	25,781,000	1M LIBOR	4.72	38-101	5.30	TBD	9/25/2036	BBB+/Baa1/BBB+/BBB(high)
M7	15,468,000	1M LIBOR	4.68	38-101	4.55	TBD	9/25/2036	BBB/Baa2/BBB/BBB
M8	25,781,000	1M LIBOR	4.60	38-97	3.30	TBD	9/25/2036	BBB-/Baa3/BBB-/BBB(low)
B1	21,656,000	1M LIBOR	4.44	37-86	2.25	TBD	9/25/2036	BB+/Ba1/BB+/BB(high)
B2	20,625,000	1M LIBOR	4.12	37-74	1.25	TBD	9/25/2036	BB/Ba2/BB/BB

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(S&P/Moody’s/Fitch/DBRS)
A1(4)	782,799,000	1M LIBOR	2.18	1-174	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A2(5)	516,935,000	1M LIBOR	0.86	1-22	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A3(5)	240,313,000	1M LIBOR	2.94	22-67	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
A4(5)	84,139,000	1M LIBOR	8.15	67-175	21.25	TBD	9/25/2036	AAA /Aaa /AAA/AAA
M1	154,685,000	1M LIBOR	4.16	42-72	13.75	TBD	9/25/2036	AA/Aa2/AA/AA
M2	46,405,000	1M LIBOR	8.39	72-147	11.50	TBD	9/25/2036	AA-/Aa3/AA-/AA(low)
M3	35,062,000	1M LIBOR	4.92	41-127	9.80	TBD	9/25/2036	A+/A1/A+/A(high)
M4	35,062,000	1M LIBOR	4.87	40-122	8.10	TBD	9/25/2036	A/A2/A/A
M5	31,968,000	1M LIBOR	4.81	39-116	6.55	TBD	9/25/2036	A-/A3/A-/A(low)
M6	25,781,000	1M LIBOR	4.75	38-109	5.30	TBD	9/25/2036	BBB+/Baa1/BBB+/BBB(high)
M7	15,468,000	1M LIBOR	4.68	38-102	4.55	TBD	9/25/2036	BBB/Baa2/BBB/BBB
M8	25,781,000	1M LIBOR	4.60	38-97	3.30	TBD	9/25/2036	BBB-/Baa3/BBB-/BBB(low)
B1	21,656,000	1M LIBOR	4.44	37-86	2.25	TBD	9/25/2036	BB+/Ba1/BB+/BB(high)
B2	20,625,000	1M LIBOR	4.12	37-74	1.25	TBD	9/25/2036	BB/Ba2/BB/BB

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 1.25%.
(4)	The Class A1 Certificates are the Senior Certificates of Group 1.
(5)	The Class A2, A3 and A4 Certificates are the Senior Certificates of Group 2.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated August 11, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7 and M8 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated August 11, 2006.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect:

1)	Concurrently, to the Senior Certificates:

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, Class A3 and Class A4 Certificates sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)	All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to any group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, pro rata based on the aggregate principal balance of the Senior Certificates related to each group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	To the Class M1 and M2 Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the Class M2 initial credit enhancement percentage;

4)
To the Class M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, until the Credit Enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

5)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date in which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 42.50% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on August 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

(1)	To pay Servicing Fees;

(2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from Group 1 and Group 2 Interest in an amount proportionate to the aggregate collateral balance of the related group;

(3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

(4)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from Group 1 Interest;

(5)	To pay Current Interest and Carryforward Interest to the Class A2, A3 and A4 Certificates from Group 2 Interest, on a pro rata basis, based on interest entitlements of each such class;

(6)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

(7)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order;

(8)	To pay the Credit Risk Manager Fee;

(9)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

(10)
Any interest remaining after the application of (1) through (9) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to achieve or maintain the Overcollateralization Target;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 59-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the Trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	31	357,140,000	5.34
2	1,975,626,000	5.51	32	333,978,000	5.35
3	1,916,378,000	5.58	33	315,071,000	5.36
4	1,858,880,000	5.63	34	299,604,000	5.37
5	1,803,079,000	5.65	35	284,895,000	5.37
6	1,748,926,000	5.60	36	270,913,000	5.38
7	1,696,372,000	5.58	37	257,617,000	5.39
8	1,645,371,000	5.57	38	244,973,000	5.40
9	1,595,875,000	5.54	39	232,948,000	5.41
10	1,547,842,000	5.51	40	221,512,000	5.42
11	1,501,227,000	5.46	41	210,637,000	5.43
12	1,453,573,000	5.43	42	200,295,000	5.43
13	1,403,349,000	5.39	43	190,461,000	5.44
14	1,354,423,000	5.36	44	181,107,000	5.45
15	1,300,965,000	5.34	45	172,214,000	5.45
16	1,246,970,000	5.33	46	163,755,000	5.46
17	1,193,616,000	5.33	47	155,712,000	5.47
18	1,140,995,000	5.30	48	148,063,000	5.47
19	1,089,196,000	5.30	49	140,790,000	5.48
20	1,038,300,000	5.30	50	133,872,000	5.49
21	988,384,000	5.29	51	127,294,000	5.50
22	939,521,000	5.29	52	121,039,000	5.50
23	891,777,000	5.29	53	115,091,000	5.51
24	845,212,000	5.29	54	109,435,000	5.52
25	684,750,000	5.30	55	104,055,000	5.52
26	598,512,000	5.30	56	98,940,000	5.53
27	523,132,000	5.31	57	94,076,000	5.53
28	465,827,000	5.32	58	89,449,000	5.53
29	421,147,000	5.32	59	85,047,000	5.54
30	385,674,000	5.33	60	80,848,000	5.54

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” above:

(1)	To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

(10)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement
An Interest Rate Cap Agreement will be purchased by the Trust. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.25%. It will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap the Trust intends to purchase.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	211,138,000
2	0	32	209,984,000
3	0	33	206,172,000
4	0	34	200,328,000
5	0	35	194,569,000
6	0	36	188,894,000
7	0	37	183,314,000
8	0	38	177,829,000
9	0	39	172,441,000
10	0	40	167,151,000
11	0	41	161,961,000
12	2,417,000	42	156,873,000
13	8,740,000	43	151,886,000
14	15,062,000	44	147,003,000
15	21,385,000	45	142,220,000
16	27,707,000	46	137,543,000
17	34,030,000	47	132,968,000
18	40,352,000	48	128,496,000
19	46,674,000	49	124,125,000
20	52,997,000	50	119,857,000
21	59,319,000	51	115,691,000
22	65,642,000	52	111,623,000
23	71,964,000	53	107,655,000
24	78,286,000	54	103,786,000
25	84,609,000	55	100,014,000
26	128,764,000	56	96,337,000
27	165,176,000	57	92,755,000
28	188,035,000	58	89,268,000
29	201,667,000	59	85,873,000
30	208,773,000	60	82,579,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of such classes, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid; and

(7)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty shall have (a) either (i) the unsecured, short-term debt obligations rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade to below “A1”) and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade to below “Aa3”), and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any Class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any Class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Net Funds Cap

The “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party) due to the Swap Counterparty, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

The “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate.

Origination and Servicing

All of the Mortgage Loans were originated by BNC and as of the Closing date are serviced by Option One. On or about September 1, 2006, approximately 14.83% and 0.40% of the Mortgage Loans serviced by Option One will transfer to JPMorgan Chase and Wells Fargo, respectively. On or about October 1, 2006, approximately an additional 55.54% of the Mortgage Loans may transfer from Option One to JPMorgan Chase or Wells Fargo.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Approximately 28.41% of the mortgage loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. None of such mortgage loans with original loan-to-value ratios in excess of 80% are covered by a primary mortgage insurance policy.

Credit Risk Manager

Risk Management Group LLC (“RMG”) will act as a credit risk manager on behalf of the Trust. RMG’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the Trust. The following summarizes some of RMG’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Review of the prepayment premium collections by the servicers.

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a Class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the stated interest rate (such excess, a “Basis Risk Shortfall”), that Class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any Class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such Class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates in inverse order of priority and the Class M Certificates in inverse order of priority. The allocation of losses to a Class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3 and A4 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class of Class M Certificates and each Class of Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

5% Optional Redemption

The transaction can be called by the Master Servicer, Aurora Loan Services LLC (an affiliate of Lehman Brothers), on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 5% of the Cut-off Date loan principal balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3 and A4 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3 and A4 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3 and A4 Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Class M Certificates will be senior to all other Classes of Class M Certificates with a higher numerical designation and the Class B Certificates. Each Class of Class B Certificates will be senior to all other Classes of Class B Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates in inverse order of priority, until all of the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 1.25% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 1.25% of the Cut-off Date collateral balance and (b) approximately 2.50% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [37.50]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount of the Senior Certificates has been reduced to zero, [58.00]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

September 2008 to August 2009	[1.40]% for the first month, plus an additional 1/12th of [1.70]% for each month thereafter

September 2009 to August 2010	[3.10]% for the first month, plus an additional 1/12th of [1.75]% for each month thereafter

September 2010 to August 2011	[4.85]% for the first month, plus an additional 1/12th of [1.40]% for each month thereafter

September 2011 to August 2012	[6.25]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter

September 2012 and thereafter	[7.00]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, B1 and B2 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Sudhir Sharma	(212) 438-3047
Moody’s	Wioletta Frankowicz	(212) 553-1019
Fitch	Lori Samuels	(212) 908-0264

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuer:	Structured Asset Investment Loan Trust, Series 2006-BNC3

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Aurora Loan Services LLC

Credit Risk Manager:	Risk Management Group LLC

Lead Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in September 2006.

Cut-Off Date:	August 1, 2006

Pricing Date:	Week of August 21, 2006

Closing Date:	August 25, 2006

Settlement Date:	August 25, 2006

Delay Days:	0 day delay

Dated Date:	August 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Credit Risk Manager Fee:	0.010% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided however, sales to European Investors will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both the interest rate cap agreement and interest rate swap agreement are terminated, ERISA eligibility is subject to certain investor-based qualifications.

Tax Status:	REMIC for Federal income tax purposes.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call
% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.44	2.67	2.10	1.62	1.18
Window (mos)	1-157	1-124	1-101	1-84	1-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class A2
Avg. Life (yrs)	1.34	1.05	0.86	0.72	0.61
Window (mos)	1-35	1-28	1-22	1-19	1-16
Expected Final Mat.	7/25/2009	12/25/2008	6/25/2008	3/25/2008	12/25/2007

Class A3
Avg. Life (yrs)	5.18	3.95	2.94	2.16	1.83
Window (mos)	35-105	28-82	22-67	19-35	16-29
Expected Final Mat.	5/25/2015	6/25/2013	3/25/2012	7/25/2009	1/25/2009

Class A4
Avg. Life (yrs)	11.47	9.02	7.33	5.61	2.77
Window (mos)	105-157	82-124	67-101	35-84	29-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M1
Avg. Life (yrs)	5.55	4.51	4.16	4.38	5.03
Window (mos)	37-114	39-89	42-72	45-63	48-71
Expected Final Mat.	2/25/2016	1/25/2014	8/25/2012	11/25/2011	7/25/2012

Class M2
Avg. Life (yrs)	11.91	9.37	7.62	6.35	5.92
Window (mos)	114-157	89-124	72-101	63-84	71-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M3
Avg. Life (yrs)	7.02	5.59	4.79	4.37	4.26
Window (mos)	37-157	39-124	41-101	43-84	46-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M4
Avg. Life (yrs)	7.02	5.58	4.76	4.31	4.12
Window (mos)	37-157	38-124	40-101	41-84	44-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M5
Avg. Life (yrs)	7.02	5.58	4.73	4.24	4.00
Window (mos)	37-157	38-124	39-101	40-84	42-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 5% Call
% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	7.02	5.58	4.72	4.20	3.92
Window (mos)	37-157	37-124	38-101	39-84	41-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M7
Avg. Life (yrs)	7.00	5.54	4.68	4.16	3.85
Window (mos)	37-157	37-124	38-101	39-84	40-71
Expected Final Mat.	9/25/2019	12/25/2016	1/25/2015	8/25/2013	7/25/2012

Class M8
Avg. Life (yrs)	6.89	5.46	4.60	4.08	3.76
Window (mos)	37-152	37-119	38-97	38-80	39-68
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class B1
Avg. Life (yrs)	6.66	5.27	4.44	3.93	3.61
Window (mos)	37-135	37-106	37-86	38-72	38-61
Expected Final Mat.	11/25/2017	6/25/2015	10/25/2013	8/25/2012	9/25/2011

Class B2
Avg. Life (yrs)	6.18	4.90	4.12	3.64	3.36
Window (mos)	37-116	37-91	37-74	37-61	37-52
Expected Final Mat.	4/25/2016	3/25/2014	10/25/2012	9/25/2011	12/25/2010

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity
% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.56	2.77	2.18	1.69	1.18
Window (mos)	1-263	1-211	1-174	1-145	1-123
Expected Final Mat.	7/25/2028	3/25/2024	2/25/2021	9/25/2018	11/25/2016

Class A2
Avg. Life (yrs)	1.34	1.05	0.86	0.72	0.61
Window (mos)	1-35	1-28	1-22	1-19	1-16
Expected Final Mat.	7/25/2009	12/25/2008	6/25/2008	3/25/2008	12/25/2007

Class A3
Avg. Life (yrs)	5.18	3.95	2.94	2.16	1.83
Window (mos)	35-105	28-82	22-67	19-35	16-29
Expected Final Mat.	5/25/2015	6/25/2013	3/25/2012	7/25/2009	1/25/2009

Class A4
Avg. Life (yrs)	12.67	10.00	8.15	6.29	2.83
Window (mos)	105-264	82-211	67-175	35-146	29-124
Expected Final Mat.	8/25/2028	3/25/2024	3/25/2021	10/25/2018	12/25/2016

Class M1
Avg. Life (yrs)	5.55	4.51	4.16	4.38	5.11
Window (mos)	37-114	39-89	42-72	45-63	48-82
Expected Final Mat.	2/25/2016	1/25/2014	8/25/2012	11/25/2011	6/25/2013

Class M2
Avg. Life (yrs)	13.05	10.32	8.39	6.99	8.04
Window (mos)	114-224	89-178	72-147	63-123	82-119
Expected Final Mat.	4/25/2025	6/25/2021	11/25/2018	11/25/2016	7/25/2016

Class M3
Avg. Life (yrs)	7.22	5.76	4.92	4.49	4.35
Window (mos)	37-195	39-156	41-127	43-106	46-90
Expected Final Mat.	11/25/2022	8/25/2019	3/25/2017	6/25/2015	2/25/2014

Class M4
Avg. Life (yrs)	7.18	5.72	4.87	4.40	4.20
Window (mos)	37-187	38-150	40-122	41-101	44-86
Expected Final Mat.	3/25/2022	2/25/2019	10/25/2016	1/25/2015	10/25/2013

Class M5
Avg. Life (yrs)	7.14	5.67	4.81	4.31	4.05
Window (mos)	37-178	38-142	39-116	40-96	42-81
Expected Final Mat.	6/25/2021	6/25/2018	4/25/2016	8/25/2014	5/25/2013

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity
% CPR	20%	25%	30%	35%	40%

Class M6
Avg. Life (yrs)	7.08	5.62	4.75	4.23	3.95
Window (mos)	37-170	37-134	38-109	39-90	41-77
Expected Final Mat.	10/25/2020	10/25/2017	9/25/2015	2/25/2014	1/25/2013

Class M7
Avg. Life (yrs)	7.01	5.55	4.68	4.16	3.85
Window (mos)	37-159	37-125	38-102	39-85	40-72
Expected Final Mat.	11/25/2019	1/25/2017	2/25/2015	9/25/2013	8/25/2012

Class M8
Avg. Life (yrs)	6.89	5.46	4.60	4.08	3.76
Window (mos)	37-152	37-119	38-97	38-80	39-68
Expected Final Mat.	4/25/2019	7/25/2016	9/25/2014	4/25/2013	4/25/2012

Class B1
Avg. Life (yrs)	6.66	5.27	4.44	3.93	3.61
Window (mos)	37-135	37-106	37-86	38-72	38-61
Expected Final Mat.	11/25/2017	6/25/2015	10/25/2013	8/25/2012	9/25/2011

Class B2
Avg. Life (yrs)	6.18	4.90	4.12	3.64	3.36
Window (mos)	37-116	37-91	37-74	37-61	37-52
Expected Final Mat.	4/25/2016	3/25/2014	10/25/2012	9/25/2011	12/25/2010

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)
*The Effective Available Funds Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 1 Senior Net Funds Cap (%)	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.50955	7.51462	7.51217	35	20.95824	21.03232	20.99661	69	13.48893	13.59893	13.54587
2	22.06315	22.06838	22.06586	36	20.17050	20.24218	20.20764	70	13.05449	13.16087	13.10956
3	21.27903	21.28409	21.28165	37	20.05987	20.13154	20.09700	71	13.49223	13.60146	13.54877
4	21.93313	21.93835	21.93583	38	20.61519	20.68925	20.65355	72	13.05770	13.16333	13.11237
5	21.20067	21.20571	21.20328	39	19.84139	19.91305	19.87851	73	13.05840	13.16396	13.11303
6	21.24233	21.24736	21.24494	40	20.39122	20.46526	20.42958	74	13.49441	13.60341	13.55082
7	23.53251	23.53806	23.53538	41	20.41522	20.50189	20.46012	75	13.05982	13.16523	13.11437
8	21.25827	21.26328	21.26086	42	20.31209	20.39875	20.35698	76	13.49588	13.60474	13.55221
9	21.98955	21.99471	21.99222	43	22.37143	22.46737	22.42113	77	13.06306	13.16773	13.11722
10	21.30192	21.30691	21.30450	44	20.10155	20.18820	20.14644	78	13.06379	13.16838	13.11791
11	22.05383	22.05897	22.05650	45	20.66707	20.75659	20.71344	79	14.46428	14.58000	14.52416
12	21.36235	21.36731	21.36492	46	19.89684	19.98347	19.94171	80	13.06524	13.16969	13.11928
13	21.38906	21.39401	21.39162	47	21.26939	21.37438	21.32377	81	13.50151	13.60936	13.55731
14	22.11903	22.12414	22.12168	48	20.48383	20.58543	20.53646	82	13.06672	13.17102	13.12068
15	21.35117	21.35610	21.35372	49	20.38207	20.48366	20.43468	83	13.50492	13.61199	13.56031
16	21.97281	21.97789	21.97544	50	20.95688	21.06184	21.01124	84	13.07003	13.17356	13.12358
17	21.15592	21.16083	21.15847	51	20.18022	20.28178	20.23282	85	13.07078	13.17424	13.12429
18	21.06362	21.06852	21.06616	52	20.75208	20.85702	20.80643	86	13.50725	13.61409	13.56251
19	22.37758	22.38280	22.38028	53	20.02512	20.13066	20.07978	87	13.07230	13.17561	13.12573
20	20.79460	20.79948	20.79713	54	19.92584	20.03137	19.98049	88	13.50883	13.61551	13.56400
21	21.34363	21.34866	21.34624	55	21.95396	22.07078	22.01446	89	13.07383	13.17700	13.12718
22	20.49929	20.50414	20.50180	56	19.73079	19.83629	19.78542	90	13.07461	13.17770	13.12791
23	23.32530	23.36420	23.34545	57	20.28942	20.39843	20.34587	91	14.47632	14.59037	14.53529
24	22.40304	22.44068	22.42254	58	19.53927	19.64475	19.59389	92	13.07617	13.17911	13.12939
25	20.58677	20.62441	20.60627	59	20.13873	20.24999	20.19634	93	13.51286	13.61915	13.56781
26	20.93503	20.97392	20.95518	60	19.39410	19.50178	19.44986	94	13.07776	13.18054	13.13089
27	19.95182	19.98946	19.97132	61	13.04660	13.15421	13.10232	95	13.51451	13.62064	13.56936
28	20.35719	20.39608	20.37734	62	13.48217	13.59330	13.53971	96	13.07936	13.18199	13.13240
29	20.23959	20.28818	20.26476	63	13.04792	13.15540	13.10357	97	13.08017	13.18272	13.13316
30	20.05752	20.10611	20.08269	64	13.48354	13.59453	13.54101	98	13.51701	13.62290	13.57173
31	22.03039	22.08417	22.05825	65	13.05108	13.15781	13.10634	99	13.08180	13.18419	13.13470
32	19.75756	19.80614	19.78273	66	13.05176	13.15841	13.10697	100	13.51871	13.62443	13.57333
33	20.28599	20.33618	20.31199	67	13.95260	14.06654	14.01159
34	19.51820	19.56677	19.54336	68	13.05311	13.15964	13.10826

(1)	Based on one-month LIBOR and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	2.05%	31	4.94%
2	2.06%	32	4.38%
3	1.79%	33	4.55%
4	1.93%	34	4.36%
5	1.71%	35	4.71%
6	1.76%	36	4.52%
7	2.36%	37	4.51%
8	1.79%	38	4.65%
9	2.01%	39	4.49%
10	1.84%	40	4.68%
11	2.08%	41	4.55%
12	1.92%	42	4.55%
13	1.96%	43	5.10%
14	2.17%	44	4.54%
15	2.00%	45	4.72%
16	2.20%	46	4.53%
17	2.01%	47	4.75%
18	2.04%	48	4.57%
19	2.41%	49	4.56%
20	2.04%	50	4.74%
21	2.24%	51	4.55%
22	2.05%	52	4.73%
23	4.42%	53	4.57%
24	4.24%	54	4.57%
25	4.26%	55	5.12%
26	4.46%	56	4.56%
27	4.29%	57	4.75%
28	4.47%	58	4.57%
29	4.40%	59	4.79%
30	4.40%	60	4.61%

(1)	Based on gradually increasing one-month LIBOR and six-month LIBOR.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the Trust, reflects swap payments made by the Trust.
(4)	Does not include cap payments to the Trust.

The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.